EXHIBIT 4.3
                        ELECTROSOURCE, INC.


NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "SECURITIES ACT"). THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH OFFER, SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

            COMMON STOCK PURCHASE WARRANT CERTIFICATE

                     Dated: December 5, 1995

                    Warrants No.  W9-101/103

                   to Purchase _______ Shares

           of Common Stock, $0.10 Par Value Per Share

     ELECTROSOURCE, INC., a Delaware corporation (the "Company"),
hereby                                                  certifies
that_________________________________________________,        its
permissible transferees, designees, successors and assigns (collectively, the "Holder"), for value received, is entitled to purchase from the Company at any time commencing on December 5, 1995, and expiring December 4, 1997, up to __________ shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), at $1.594 per share (the "Exercise Price").

  1. Exercise of Warrants.

     (a) The Holder may exercise this Warrant, in whole or in part, as follows:

          (i)   By presentation and surrender of this Common Stock
                Purchase Warrant Certificate ("Warrant Certificate" or this "Certificate"), to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Election to Purchase Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Share to be purchased;
                or

          (ii) By presentation and surrender of this Certificate to the Company at its principal executive offices with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). In the event of a Cashless Exercise, the Holder shall exchange its warrant for that number of shares of Common Stock determined by multiplying the total number of Shares represented by this Common Stock Purchase Warrant Certificate by a fraction, the numerator of which shall be the amount by which the then current market price per share  of  Common Stock exceeds the Exercise  Price,
                and  the  denominator of which  shall  be  the  then
                current  market  price per share  of  Common  Stock.
                For  purposes of any computation under this  Section
                1,  the  then  current market  price  per  share  of
                Common  Stock at any date shall be deemed to be  the
                average last sale prices of the Common Stock on  the
                three business days prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day(s), the average of  the
                last  reported  bid and asked prices of  the  Common
                stock  on  such  day(s),  in  either  case  on   the
                principal   national   securities   exchange,    the
                representative  closing  bid  price  of  the  Common
                Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

      (b)  Upon presentation and surrender of this Certificate with the attached Election to Purchase Form duly executed, at
           the principal office of the Company at 3800-B Drossett
           Drive, Austin, Texas   78744, together with a check payable
           to the Company in the amount of the Exercise Price multiplied by the number of Shares being purchased or in the event of a Cashless Exercise, with the Cashless Exercise Form duly executed, the Company, or the Company's transfer agent as the case may be, shall deliver to the Holder hereof, certificates of
           Common  Stock which in the aggregate represent the number
           of  Shares for which this Warrant is being exercised.  If
           at  the  time  this Warrant is exercised  a  Registration
           Statement  is  not  in  effect  to  register  under   the
           Securities Act the Shares issuable upon exercise of this Warrant, the Company may require the Holder to make such
           representations,   and   may  place   such   legends   on
           certificates representing Shares as may be reasonably required in the opinion of counsel to the Company to permit  the  Shares  to  be issued without  registration.
           All  or less than all of the Warrant represented by  this
           Certificate  may  be  exercised  and,  in  case  of   the
           exercise  of  less than all, the Company, upon  surrender
           hereof,   will  deliver  to  the  Holder  a  new  Warrant
           Certificate or Certificates of like tenor and dated the date hereof entitling said Holder to purchase the number of Shares represented by this Certificate which have not been exercised.

  2.  Exchange and Transfer.

      This Certificate at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Certificates of like tenor registered in the name of the same holder, for another Certificate or Certificates of like tenor in the name of such holder exercisable for the aggregate number of Shares as the Certificate or Certificates surrendered.

  3.  Rights and Obligations of Holders of this Certificate.

      (a)  The Holder of this Certificate shall not,  by
           virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of the Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

      (b)  In case the Company shall

           (i) pay a dividend in Common Stock or make a distribution in Common Stock,

           (ii) subdivide its outstanding Common Stock into a greater number of shares, or

           (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then

                   (x) the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and (y) the number of shares of Common Stock for which this Warrant Certificate may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

      (c)  In case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of
           Common  Stock  into  shares  or  other  stock  or   other
           securities or property), or the sale or transfer  of  the
           property  of  the Company as an entirety or substantially
           as  an entirety, there shall be deliverable upon exercise
           of  the  Warrant Certificate (in lieu of  the  number  of
           shares  of  Common  Stock  theretofore  deliverable)  the
           number  of  shares  of  stock  or  other  securities   or
           property  to  which a holder of the number of  shares  of
           Common  Stock which would otherwise have been deliverable
           upon  the exercise of this Warrant Certificate would have
           been   entitled   upon  such  action  if   this   Warrant
           Certificate had been exercised immediately prior to such action.

  4.  Common Stock.

      (a)  The  Company covenants and  agrees  that  all
           shares of Common Stock issuable upon exercise of this Warrant Certificate will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable.

      (b)  The Company covenants and agrees that it will
           at all times reserve and keep available an authorized number of shares of its Common Stock and other applicable securities sufficient to permit the exercise in full of all outstanding options, warrants and rights, including the Warrants.

  5.  Registration Rights.

      In the event the Company files a registration statement with the Securities and Exchange Commission on Form S-3 for registration of the sale of any shares of the Company's Common Stock, the Company agrees to use reasonable efforts to include the number of Shares of Common Stock represented by this Common Stock Purchase Warrant Certificate in one such registration statement, subject to the pre-existing rights of other shareholders, option or warrant holders and any other contractual rights existing on the date hereof that would limit such registration. Holder shall pay the additional cost of adding its shares to the registration statement. This registration right is non-assignable.

  6.  Issuance of Certificates.

      As soon as possible after full or partial exercise of this Warrant, but in any event not more than three (3) business days, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder of this Warrant, a certificate or certificates for the number of fully  paid  and  non-assessable Shares of Common  Stock  to which that Holder shall be entitled on such exercise. No fractional Shares will be issued on exercise of this Warrant. If on any exercise of this Warrant a fraction of a Share results, the Company will pay the cash value of that fractional share, calculated on the basis of the Exercise Price. Prior to registration of the Shares of Common Stock underlying this Warrant Certificate, as provided in Section 5 hereof, all such certificate shall bear a restrictive legend to the effect that the Shares represented by such Certificate have not been registered under the Securities Act of 1933, as amended, and the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold face language appearing on Page 1 of this Warrant Certificate.

  7.  Disposition of Warrants or Shares.

      The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrant or Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"). Furthermore, it shall be a condition to the transfer of the Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

  8.  Notices.

      Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered mail, return receipt requested, postage prepaid, or by U. S. express mail service, or by private overnight mail service (e.g. Federal Express). Any such notice shall be deemed to have been given:

      (a) on the business day immediately subsequent to mailing, if sent by U. S. express mail service or private overnight mail service, or

      (b) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8):

      If to the Company:

           James M. Rosel
           Electrosource, Inc.
           3800-B Drossett Drive
           Austin, TX 78744

      If to the Holder:

           _______________________
           _______________________
           _______________________
           _______________________

  9.  Governing Law.

      This Warrant Certificate and all rights and obligations hereunder shall be deemed to be made under and governed by the laws of the State of Texas without giving effect to the conflicts of laws provisions. The Holder hereby irrevocably consents to the venue and jurisdiction of the State and Federal Courts located in the State of Texas, County of Travis.

 10.  Successors and Assigns.

      This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

 11.  Headings.

      The  headings  of  various  sections  of  this  Warrant
      Certificate have been inserted for reference only and shall not be a part of this Certificate.

   IN  WITNESS  WHEREOF,  the Company  has  caused  this  Warrant
Certificate to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

                                   ELECTROSOURCE, INC.

Date: May 9, 1996                  By:       /s/
                                      James M. Rosel
                                      Vice  President/General Counsel


                      ELECTION TO PURCHASE

                  To Be Executed by the Holder
              in Order to Exercise the Common Stock
                  Purchase Warrant Certificate

   The undersigned Holder hereby irrevocably elects to exercise _______ of the Warrants represented by this Common Stock Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for securities be issued in the name of:

               _________________________________________________
               (Please type or print name and address)
               _________________________________________________

               _________________________________________________

               _________________________________________________
               (Social Security or tax identification number)

and delivered to ________________________________________________

_________________________________________________________________
                  (Please type or print name and address

and, if such number of Warrants shall not be all the Warrants evidenced by this Common Stock Warrant Certificate, that a new Common Stock Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

   In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check or money order payable in United States currency to the order of Electrosource, Inc.

                              [HOLDER]

Dated:___________________     By:_________________________________
                                 Name:
                                 Title:

                              _____________________________________
                                        (Address)
                              _____________________________________

                              _____________________________________
                              (Social Security or tax identification number)


                     CASHLESS EXERCISE FORM

      To Be Executed by the Holder Upon Exercise of Warrant
                      Pursuant to Section 1

      The undersigned hereby irrevocably elects to exchange its Warrants for such Shares of Common Stock pursuant to the Cashless Exercise provisions of the within Common Stock Purchase Warrant Certificate, as provided for in Section 1 of such Warrant Certificate.

      Please issue a certificate or certificates for such  Common
Stock in the name of:

               _________________________________________________
               (Please type or print name and address)
               _________________________________________________
               _________________________________________________
               _________________________________________________
               (Social Security or tax identification number)

and delivered to _______________________________________________
________________________________________________________________
                    (Please type or print name and address)

NOTE:   The  above signature should correspond exactly  with  the
name on the first page of this Warrant Certificate.

      And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the shares purchasable rounded up to the next higher number of shares.

      In  full  payment of the purchase price, the  Common  Stock
Purchase Warrant Certificate is surrendered herewith.

                              [HOLDER]

Dated:___________________      By:_________________________________
                                  Name:
                                  Title:

                               _____________________________________
                                        (Address)
                               _____________________________________

                               _____________________________________
                               (Social Security or tax identification number)


WARRANTS ISSUED TO THE FOLLOWING PARTICIPANTS:

W9-101    Harlan P. Kleiman                              41,958 shares
          Shoreline Pacific, 3 Harbor Drive, Suite 211
          Sausalito  CA  94965

W9-102    Wayne Colson                                      567 shares
          Same Address

W9-103    Robert K. Schacter                             14,175 shares
          Same Address